CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly Report on Form 10-QSB of Secured Diversified Investment, Ltd. for the quarter ended September 30, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the quarterly Report on Form 10-QSB of Secured Diversified Investment, Ltd. for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, fairly presents in all material respects, the financial condition and results of operations of Secured Diversified Investment, Ltd..

By:	/s/ Jan Wallace

Name:	Jan Wallace

Title:	Principal Executive Officer

Date:	December 12, 2007

By:	/s/ Munjit Johal

Name:	Munjit Johal

Title:	Principal Financial Officer and Director

Date:	December 12, 2007